UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 6, 2008

CLEAN DIESEL TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33710	06-1393453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 702, 300 Atlantic Street, Stamford, CT	06901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:	(203) 327-7050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02   DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On November 6, 2008, the Board of Directors of the Registrant elected Mr. David R. Gammon, 47, as a Director of the Company.

Mr. Gammon is a Director and Chief Executive Officer of Rockspring, an investment and related services company in the United Kingdom, which he founded in 1988. Rockspring has been an advisor to Hawkwood Partners LLP, an investment management company, since March 2008. To the knowledge of the Registrant, Hawkwood, or its affilliates had, at February 29, 2008, investment power over 10.5% of the outstanding common stock of the Registrant. Mr. Gammon was a Director of Amino Communications plc, an internet television product supply company, from August 2006 to January 2007.

Mr. Gammon has agreed to serve as a Director of the Registrant. There is no family relationship between Mr. Gammon and any other Director or executive officer of the Registrant. His appointment to a committee or committees of the Board has not been determined. His election is not pursuant to any agreement or arrangement with any party.

As a Director, Mr. Gammon will be entitled to compensation as a non-executive Director which is currently an annual retainer of $30,000. He will also be eligible for stock option awards from time to time in the discretion of the Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clean Diesel Technologies, Inc.

By:	/S/ Ann B. Ruple
Ann B. Ruple

Its: Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: November 10, 2008

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